UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary information statement.

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NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

INFORMATION STATEMENT	JUNE 1, 2020

Dear Northern Funds Investor:

As you know, we continually monitor and manage the sub-advisers in the Active M Emerging Markets Equity Fund (the “Fund”). A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that the Fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made a sub-adviser change within the Fund.

The Fund utilizes sub-advisers with distinct investment approaches. The Board of Trustees of the Northern Funds (the “Board”) has approved the termination of PanAgora Asset Management Inc. as a sub-adviser, effective on March 11, 2020, and the appointment of Ashmore Investment Management Limited (“Ashmore”) to sub-advise a portion of the Fund, effective on or about March 24, 2020. The Board made this decision, based upon Northern Trust Investments, Inc.’s recommendation that Ashmore would provide greater macro-economic perspective on the markets and better complement the Fund’s other two sub-advisers, and the potential to enhance the Fund’s overall portfolio construction.

Please take a moment to read the enclosed Information Statement that describes the change discussed above. We believe that these changes are in the best interests of the Fund and its shareholders and assure you that we will continue to closely monitor the Fund’s sub-advisers. If you have any questions about your investment in the Fund, please contact your financial advisor or call (800) 595-9111.

Best regards,

Christopher E. Vella, CFA

Senior Vice President

Northern Trust Investments, Inc.

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	WWW.NORTHERNTRUST.COM/FUNDS

Northern Funds Distributors, LLC, not affiliated with Northern Trust.

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NORTHERN FUNDS—ACTIVE M EMERGING MARKETS EQUITY FUND

This Information Statement is being provided to the shareholders of the Active M Emerging Markets Equity Fund (the “Emerging Markets Equity Fund” or the “Fund”), a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate a sub-adviser, and to engage and enter into and materially amend an existing sub-advisory agreement, upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

The Information Statement will be available on the Trust’s website at northerntrust.com/informationstatements until August 30, 2020. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on May 19, 2020, are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to shareholders of the Fund on or about June 1, 2020.

NTI and the Management Agreement

Northern Trust Investments, Inc. (“NTI”), an indirect subsidiary of Northern Trust Corporation (“NTC”), serves as the investment adviser for the Fund and is responsible for its overall management and administration. NTI is responsible for providing investment advisory services, including making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Fund and for providing administration services under a Management Agreement dated June 30, 2014, as amended, between the Trust and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated substantially all its portfolio management responsibilities for the Fund to sub-advisers, with the exception of cash management services for the Fund. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Fund’s investment objectives and policies. Shareholders of the Fund approved the Management Agreement at a special meeting of shareholders on May 19, 2014.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of the Fund’s average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS

Emerging Markets Equity Fund	1.08%	First $1 Billion
	1.048%	Next $1 Billion
	1.017%	Over $2 Billion

Ashmore Investment Management Limited and the Ashmore Agreement

THE ASHMORE AGREEMENT. At a meeting of the Board held on February 12-13, 2020 (the “Meeting”), the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), voting separately, approved a new sub-advisory agreement (the “Ashmore Agreement”) with respect to the Emerging Markets Equity Fund between NTI and Ashmore Investment Management Limited (“Ashmore”). Under the Ashmore Agreement, Ashmore began managing a portion of the Fund’s assets effective March 24, 2020. The Fund’s remaining assets are currently allocated among Axiom International Investors, LLC and Westwood Global Investments, LLC, each of which manages a portion of the Fund’s assets.

From the Fund’s inception on November 19, 2008 until March 11, 2020, PanAgora Asset Management Inc. (“PanAgora”) managed a portion of the Emerging Markets Equity Fund’s assets pursuant to an amended and restated sub-advisory agreement between NTI and PanAgora, dated November 18, 2008, and amended and restated September 1, 2018 (the “PanAgora Agreement”). The PanAgora Agreement was terminated by the Board upon the recommendation of NTI for portfolio construction- and performance-related reasons. NTI recommended that the Board approve the Ashmore Agreement based on its evaluation of Ashmore’s investment advisory operations and capabilities, and the potential of its investment strategy to provide greater macro-economic perspective on the market, better complement the Fund’s other two sub-advisers, and enhance the Fund’s overall portfolio construction. From March 11, 2020 until March 24, 2020, NTI managed the portion of the Emerging Markets Equity Fund previously managed by PanAgora.

The Ashmore Agreement provides that Ashmore shall, subject to the supervision and oversight of NTI, manage the investment

MULTI-MANAGER FUNDS	2	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

JUNE 1, 2020

and reinvestment of the portion of the Emerging Market Equity Fund’s assets that NTI may allocate to Ashmore. The Ashmore Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, Ashmore shall use its best judgment to obtain the best overall terms available, and (ii) with respect to all other securities, Ashmore shall attempt to obtain the best net price and execution. Generally, in assessing the best overall terms available for any transaction, Ashmore shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, Ashmore may consider the brokerage and research services provided to the Fund and/or other accounts over which Ashmore or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The Ashmore Agreement provides that Ashmore, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for such other accounts in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to all other securities. In such an event, Ashmore will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most fair and equitable over time to the Fund and to its other accounts. Aggregation may on some occasions operate to the advantage of the Fund and on other occasions to the disadvantage of the Fund. The Ashmore Agreement permits Ashmore, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of Ashmore’s opinion of the reliability and quality of the broker or dealer.

The Ashmore Agreement provides that Ashmore shall not be liable for any loss arising out of any portfolio investment or disposition thereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The Ashmore Agreement also provides that NTI will indemnify Ashmore against certain liabilities and expenses, except that Ashmore shall not be indemnified for any liability or expenses that result from Ashmore’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Ashmore’s reckless disregard of its duties under the Ashmore Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Fund may terminate the Ashmore Agreement without penalty at any time. NTI may terminate the Ashmore Agreement immediately upon notice to Ashmore. The Ashmore Agreement terminates automatically in the event of an assignment as defined in the 1940 Act or upon termination of the Management Agreement. The Ashmore Agreement also may be terminated by Ashmore upon 60 days’ written notice to NTI and the Trust.

The material terms of the Ashmore Agreement are substantially the same as the terms of the sub-advisory agreements with the other sub-advisers to the Fund, except for the sub-advisory fees. Ashmore receives fees from NTI for its services out of the fees that the Fund pays to NTI under the Management Agreement. The Fund pays no additional fees directly to Ashmore. The Fund would have paid the same amount of management fees to NTI had the Ashmore Agreement been in effect during the last fiscal year.

INFORMATION ABOUT ASHMORE. Ashmore is located at 61 Aldwych, London, United Kingdom, WC2B 4AE. Ashmore was established in 1999 and is focused on investing in emerging market securities for institutional investors. Ashmore offers its services through separate accounts, private investment funds and mutual funds, a selection of which are registered under the 1940 Act. Ashmore is a wholly-owned subsidiary of Ashmore Investments (UK) Limited, which is a wholly-owned subsidiary of Ashmore Group plc (“Ashmore Group”), a company incorporated in England and Wales that is listed on the official list of the UK Listing Authority and admitted to trading on the London Stock Exchange. Mark Langhorn Coombs, Ashmore’s chief executive officer, has a controlling interest (i.e., 25% or more) in Ashmore Group. As of March 31, 2020, Ashmore and its affiliates had $76.8 billion in assets under management.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director of Ashmore indicating position(s) held with Ashmore and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Ashmore at the address noted above.

NORTHERN INFORMATION STATEMENT	3	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NAME	POSITION(S) HELD WITH ASHMORE	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Mark Langhorn Coombs	Chief Executive Officer and Director	Director of Ashmore Group plc, Ashmore Investment Advisors Limited, Ashmore Investment Management Limited and Ashmore Investments (UK) Limited

Robert James Edwards	Head of Human Resources	None

Marlon Krisen Balroop	Head of Risk Management & Control	None

John Gregory	Head of Operations	Director of Ashmore SICAV

Christoph Hofmann	Head of Distribution	Director of Ashmore Investment Advisors (US) Corporation, Ashmore Investment Management (US) Corporation, Ashmore Equities Investment Management (US) LLC

Alexandra Frances Autrey	Chief Legal Officer	Director of Ashmore Japan Co., Ltd., Pakistan Aluminium Beverage Cans Limited, Ashmore Investment Management (Ireland) Limited, Ashmore Investment Advisors (US) Corp., Ashmore Investment Management (US) Corporation, Ashmore Management Company Colombia SAS

Thomas Adam Shippey	Group Finance Director	Director of Ashmore Group plc, AA Development Capital Investment Managers (Mauritius) LLC, Aldwych Administration Services Limited, Ashmore Asset Management Limited, Ashmore Backup Management Company SAS, Ashmore Investment Management (Singapore) Pte Limited, Ashmore Investment Saudi Arabia, Ashmore Investment Advisors Limited, Ashmore Investment Management Limited, Ashmore Investments (UK) Limited, Ashmore Management Company Colombia SAS, Ashmore Management (DIFC) Limited, Ashmore-CAF-AM Management Company SAS, Ashmore Peru S.A.C, PT Ashmore Asset Management Indonesia tbk, Ashmore Investment Management (Ireland) Limited, Ashmore AISA (Cayman) Limited, Management board member of Ashmore Avenida Investments (Real Estate) LLP

Brian David Rowe	Chief Compliance Officer	None

OTHER ADVISORY CLIENTS. Ashmore also acts as investment adviser to the other mutual funds listed below, which have similar investment objectives as the Emerging Markets Equity Fund. The table below sets forth certain information with respect to these funds.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF ADVISORY FEES	NET EXPENSE LIMITS

Ashmore Emerging Markets Small Cap Equity Fund	$11.9 million (as of March 31, 2020)	1.50%	1.52% (for Institutional Class shares)

Ashmore Emerging Markets Equity Fund	$43.5 million (as of March 31, 2020)	1.15%	1.17% (for Institutional Class shares)

Ashmore Emerging Markets Frontier Equity Fund	$55.7 million (as of March 31, 2020)	1.50%	1.52% (for Institutional Class shares)

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

JUNE 1, 2020

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF ADVISORY FEES	NET EXPENSE LIMITS

Ashmore Emerging Markets Active Equity Fund	$51.3 million (as of March 31, 2020)	1.00%	1.02% (for Institutional Class shares)

Ashmore Emerging Markets Equity ESG Fund	$8.0 million (as of March 31, 2020)	1.15%	1.17% (for Institutional Class shares)

Approval of the Ashmore Agreement

TRUSTEES’ CONSIDERATIONS IN APPROVING THE ASHMORE AGREEMENT. The Ashmore Agreement was approved by the Board of the Trust, including the Independent Trustees voting separately, at the Meeting.

The Trustees reviewed and discussed information and written materials from NTI about Ashmore including: (i) the nature and quality of the investment advisory services to be provided by Ashmore, and the experience and qualifications of the personnel providing such services; (ii) Ashmore’s financial condition, history of operations and ownership structures; (iii) Ashmore’s brokerage and soft dollar practices; (iv) Ashmore’s investment strategies and styles of investing; (v) the performance history of Ashmore with respect to accounts or funds managed similarly to the Fund and hypothetical performance information and portfolio attributes; (vi) information with respect to Ashmore’s risk management and cyber-security programs and Ashmore’s compliance policies and procedures (including its code of ethics) and the Trust’s Chief Compliance Officer’s (“CCO”) evaluations of such policies and procedures, as well as Ashmore’s regulatory history; (vii) Ashmore’s conflicts of interest in managing the Fund, including Ashmore’s financial or business relationships with NTI and its affiliates, if any; and (viii) the terms of the Ashmore Agreement. The Trustees also considered NTI’s discussion of the reasons that it anticipated that Ashmore may improve the performance of the Fund. The Trustees also discussed the proposed allocation of assets among Ashmore and the other sub-advisers to the Fund, as well as the then current allocations of assets among the other sub-advisers.

In evaluating the Ashmore Agreement, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to Ashmore.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to Ashmore’s operations, qualifications, performance and experience in managing the type of strategy for which Ashmore was proposed to be engaged in connection with the Fund. The Board also considered NTI’s evaluation of Ashmore’s ability to add alpha to the Fund’s returns. The Trustees also reviewed the CCO’s evaluation of Ashmore’s compliance program, noting that he believed the program to be satisfactory and in compliance with regulatory requirements. The Trustees concluded that Ashmore was able to provide quality services to the Fund.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that Ashmore would be paid by NTI out of its management fee and not by the Fund. The Trustees also believed, based on NTI’s representations, that the Ashmore Agreement had been negotiated at arm’s-length between NTI and Ashmore. The Trustees also considered comparisons of Ashmore’s fees at various asset levels of the Fund and in relation to the other sub-advisers to the Fund. The Trustees also compared Ashmore’s fees in relation to its other similar institutional accounts. Finally, the Trustees considered NTI’s representations that the fees to be paid to Ashmore were reasonable in light of the anticipated quality of the services to be performed by it.

The Trustees also considered the projected profitability to NTI of the Fund before and after the addition of Ashmore. These comparisons showed that NTI’s profitability slightly increased. The Trustees did not consider Ashmore’s projected profitability as they did not consider it to be particularly relevant because NTI would be paying Ashmore out of the management fees NTI received from the Fund. The Trustees therefore believed that NTI had an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated Ashmore’s performance information with respect to its other accounts using the same investment strategy and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of Ashmore and the Fund over various time periods if Ashmore, and not PanAgora, had been managing the Fund along with the other sub-advisers. The Trustees also considered Ashmore’s actual performance record in the strategy for which it was being engaged and against relevant performance benchmarks. It was noted that Ashmore had a different style than the other sub-advisers to the Fund and that its style would underperform in certain markets. The Trustees concluded, based upon the information provided, that Ashmore’s performance record was generally satisfactory.

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

Economies of Scale

The Trustees considered information prepared by NTI that showed the impact on NTI’s net management fee (after payment of sub-advisory fees) at various asset levels. They took into account the levels of aggregate sub-advisory fees at various asset levels, including breakpoints in the sub-advisory fee structures (if any). However, the Trustees generally considered economies of scale with respect to the Fund primarily at the management fee level given that NTI would be paying Ashmore out of its management fee. It was noted by the Trustees that Ashmore had a breakpoint in its sub-advisory fee structure.

Other Benefits

The Trustees considered other benefits derived or to be derived by Ashmore as a result of its relationships with the Fund. The Trustees also considered the other relationships that Ashmore had with NTI or its affiliates, including other sub-advisory relationships to portfolios managed by NTI.

Based on the Trustees’ deliberations and the recommendations by NTI, the Trustees concluded that the proposed fee to be paid to Ashmore was reasonable in light of the services to be provided by it and that the Ashmore Agreement should be approved.

Additional Information

MANAGEMENT AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2020, the Emerging Markets Equity Fund paid management fees to NTI, and NTI paid sub-advisory fees to sub-advisers, in the aggregate amounts and as a percentage of the Fund’s average daily net assets, set forth in the chart below.

FUND	MANAGEMENT FEES PAID TO NTI BY FUND		SUB-ADVISORY FEES PAID TO SUB-ADVISERS BY NTI

Emerging Markets Equity Fund	$6,779,341	1.08%	$3,292,670	0.53%

As of December 31, 2019, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Fund.

No brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended March 31, 2020.

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940. NTI is an indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer, director and certain other officers of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

John Abunassar	Director and Executive Vice President	None

Richard Bartholomew	Executive Vice President and Chief Risk Officer	None

Robert P. Browne	Director, Executive Vice President, Chief Investment Officer and Senior Trust Officer	50 South Capital Advisors, LLC – Chief Investment Officer

Craig R. Carberry	Senior Vice President, Chief Legal Counsel and Secretary	50 South Capital Advisors, LLC – Secretary; Alpha-Core Strategies Fund – Secretary; Belvedere Advisers LLC – Chief Legal Officer and Secretary; FlexShares Trust – Chief Legal Officer; Northern Funds – Chief Legal Officer; Northern Institutional Funds – Chief Legal Officer and The Northern Trust Company – Associate General Counsel and Senior Vice President

Darlene Chappell	Vice President and Anti-Money Laundering Compliance Officer	50 South Capital Advisors, LLC – AML Compliance Officer; Northern Funds – AML Compliance Officer; Northern Institutional Funds – AML Compliance Officer; and FlexShares Trust – AML Compliance Officer

Jose J. Del Real	Senior Vice President, Senior Legal Counsel and Assistant Secretary	The Northern Trust Company – Senior Legal Counsel and Senior Vice President; Northern Funds – Secretary; Northern Institutional Funds – Secretary; and FlexShares Trust –Secretary

Peter K. Ewing	Director and Senior Vice President	The Northern Trust Company – Senior Vice President; Northern Funds – President and Principal Executive Officer; Northern Institutional Funds – President and Principal Executive Officer; and FlexShares Trust – President and Principal Executive Officer

MULTI-MANAGER FUNDS	6	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

JUNE 1, 2020

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Sheri B. Hawkins	Director and Senior Vice President	None

Archana Kumar	Senior Vice President and Chief Operating Officer	None

Maya G. Teufel	Senior Vice President and Chief Compliance Officer	FlexShares Trust – Chief Compliance Officer

Shundrawn A. Thomas	Director, President, Chief Executive Officer and Chairman	The Northern Trust Company – Executive Vice President

Ryan M. Wickert	Senior Vice President, Chief Financial Officer and Treasurer	None

Darek Wojnar	Director and Executive Vice President	Northern Funds – Trustee; Northern Institutional Funds – Trustee; and FlexShares Trust – Trustee

INFORMATION ABOUT THE DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Fund’s distributor. NTI acts as administrator for the Fund. The Northern Trust Company (“TNTC”), located at 50 South LaSalle Street, Chicago, IL 60603, serves as transfer agent, custodian and sub-administrator to the Fund.

SHAREHOLDER REPORTS. The Fund will furnish, without charge, copies of its annual report dated March 31, 2020, respectively to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, IL 60675-5986, by telephone at 1-800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of May 19, 2020, the record date for shareholders receiving this Information Statement, the Fund had 20,177,771 shares outstanding.

As of May 19, 2020, TNTC and its affiliates held of record more than 25% of the outstanding shares of the Fund as agent, custodian, trustee or investment adviser on behalf of their customers. As of May 19, 2020, the names and share ownership of the entities or individuals that held of record of beneficially owned 5% or more of the outstanding shares of the Fund were as follows:

ENTITY OR INDIVIDUAL	NUMBER OF SHARES	% OF FUND

Pershing LLC	1,877,210	9.32%
Mori Co.	1,334,595	6.63%
National Financial Services LLC	1,071,142	5.32%

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. The power to call a vote with respect to shareholders of the Fund is vested exclusively in the Board. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting called by shareholders. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

NORTHERN INFORMATION STATEMENT	7	MULTI-MANAGER FUNDS

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northerntrust.com/funds	MMF STM	(06/20)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Northern Active M Emerging Markets Equity Fund (the “Fund”). The Fund is a series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement describes a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the termination of PanAgora Asset Management Inc. as a sub-adviser, effective on March 11, 2020, and the appointment of Ashmore Investment Management Limited to sub-advise a portion of the Fund, effective March 24, 2020.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about June 1, 2020 to shareholders of record of the Fund as of May 19, 2020. The Information Statement will be available on the Trust’s website at https://www.northerntrust.com/informationstatements until August 30, 2020. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MM NOTICE MEMG (6/20)